                                                         Exhibit 24(b)(9)(b)(i)

                            ADMINISTRATION AGREEMENT

     This Agreement, dated as of the12th day of August, 1994, made by and
                                                ------
between Matthews International Funds, a Delaware Business Trust (the "Trust")
        ----------------------------
operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly
                      ------------------------
organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, the Parties desire to enter into an agreement whereby Fund/Plan will provide certain administration services to each of the Series on the terms and conditions set forth in this Agreement; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

     WHEREAS, the Trust on behalf of each of the Series, will provide certain information concerning the Series to Fund/Plan as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1.  Appointment  The Trust hereby appoints Fund/Plan as
     ----------  -----------
administrator to each Series of the Trust and Fund/Plan hereby accepts such appointment. Also, the Trust agrees to appoint Fund/Plan as administrator to any additional series which, from time to time may be added to the Trust.

     Section 2.  Duties and Obligations of Fund/Plan
     ----------  -----------------------------------
            (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, Fund/Plan shall provide to each of the Series all administrative services as set forth in Schedule "A" attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in



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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 1 of 7 pages.
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Schedule "A", Fund/Plan shall (i) provide its own office space, facilities and equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute administration on behalf of the Series.

     (b) So that Fund/Plan may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment advisor, distributor, legal counsel, independent accountants and custodian of the Trust to cooperate fully with Fund/Plan and to provide such information, documents and advice relating to the Series as is within the possession or knowledge of such persons provided that no such person need provide any information to Fund/Plan if to do so would result in the loss of any privilege or confidential treatment with respect to such information. In connection with its duties, Fund/Plan shall be entitled to rely, and shall be held harmless by the Trust when acting in reasonable reliance upon the instruction, advice or any documents relating to the Series as provided by the Trust to Fund/Plan by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Trust.

     (c) Any activities performed by Fund/Plan under this Agreement shall conform to the requirements of:

         (1) the provisions of the Investment Company Act of 1940, as amended (the "Act") and the Securities Act of 1933, as amended, and of any rules or regulations in force thereunder;

         (2)   any other applicable provision of state and federal law;

         (3) the provisions of the Trust Instrument and By-Laws of the Trust as amended from time to time;

         (4) any policies and determinations of the Board of Trustees of the Trust; and

         (5) the fundamental policies of the Series as reflected in the Trust's registration statement under the Act.

     Fund/Plan agrees that all records that it maintains for the Trust are the property of the Trust and will be surrendered promptly to the Trust upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

     (d) Nothing in this Agreement shall prevent Fund/Plan or any officer thereof from


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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 2 of 7 pages.

acting as administrator for or with any other person, firm or corporation.
While the administrative services supplied to the Trust may be different than those supplied to other persons, firms or corporations, Fund/Plan shall provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Fund/Plan as compared with the treatment provided to other Fund/Plan clients. Fund/Plan agrees to maintain the records and all other information of the Trust in a confidential manner and shall not use such information for any purpose other than the performance of Fund/Plan's duties under this Agreement.

     Section 3.  Allocation of Expenses  All costs and expenses of the Trust
     ----------  ----------------------
shall be paid by the Trust including, but not limited to:

            (a)  fees paid to an investment advisor ("Advisor");
            (b)  interest and taxes;
            (c)  brokerage fees and commissions;
            (d)  insurance premiums;
            (e) compensation and expenses of its Trustees who are not affiliated persons of the Advisor;
            (f)  legal, accounting and audit expenses;
            (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
            (h) fees and expenses incident to the registration of the shares of the Trust under Federal or state securities laws;
            (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Trust;
            (j) all expenses incidental to holding meetings of shareholders and Trustees of the Trust;
            (k) such extraordinary expenses as may arise, including litigation, affecting the Trust and the legal obligations which the Trust may have regarding indemnification of its officers and trustees; and
            (l) fees and out-of-pocket expenses paid on behalf of the Trust by Fund/Plan.

     Section 4.  Compensation of Fund/Plan  The Trust agrees to pay Fund/Plan
     ----------  -------------------------
compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation be comprised of two components, payable on a monthly basis, as follows:

     (i) A combined asset-based fee subject to a minimum amount that the Trust hereby


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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 3 of 7 pages.

authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for the services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

     (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

     For the purpose of determining fees payable to Fund/Plan, the value of Series' net assets shall be computed at the times and in the manner specified in Series' Prospectuses and Statements of Additional Information then in effect.

     During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

     Section 5.  Duration
     ----------  --------
     (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date which the Trust's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date").

     (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to review and adjustment, not to exceed 10% of those fees set forth in Schedule "B."

     (c) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

       Section 6.  Amendment  No provision of this Agreement may be amended or
       ----------  ---------
modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and the Trust.


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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 4 of 7 pages.

     Section 7.  Applicable Law   This Agreement shall be governed by the laws
     ----------  --------------
of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 8.  Limitation of Liability
     ----------  -----------------------
     (a) The execution and delivery of this contract has been duly authorized by the Board of Trustees of the Trust and executed on behalf of the Trust by the undersigned officer, in that officer's capacity as an officer of the Trust. The obligations under this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any officer or shareholder of the Series individually.

     (b) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

     (c) Any person, even though a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed when rendering services to such entity or acting on any business of such entity (other than services or business in connection with Fund/Plan's duties under the Agreement), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Fund/Plan even though such person may receive compensation from Fund/Plan.

     (d) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith, (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by Fund/Plan to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of the Trust or upon the opinion of legal counsel



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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 5 of 7 pages.

for the Trust; or (iii) any action taken in good faith or omitted to be taken by Fund/Plan in connection with its appointment in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

     (e) Fund/Plan shall give written notice to the Trust within thirty (30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, unless such failure prejudices the Trust.

     (f) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

     (g) The terms of this Section 8 shall survive the termination of this Agreement.

     Section 9.  Notices  Except as otherwise provided in this Agreement, any
     ----------  -------
notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

     If to the Trust:                                    If to Fund/Plan:
     ----------------                                    ----------------
     Matthews International Funds                Fund/Plan Services, Inc.
     655 Montgomery St., Suite 1438                     2 West Elm Street
     San Francisco, CA  94111                      Conshohocken, PA 19428
     Attention: G. Paul Matthews,            Attention: Kenneth J. Kempf,
     President                                                  President



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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                              Page 6 of 7 pages.

     Section 10.  Severability   If any part, term or provision of this
     -----------  ------------
Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     Section 11.  Section Headings  Section and Paragraph headings are for
     -----------  ----------------
convenience only and shall not be construed as part of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of seven type written pages, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.


Matthews International Funds                          Fund/Plan Services, Inc.
----------------------------                          ------------------------



   /s/ G.  Paul Matthews                         /s/ Kenneth J. Kempf
-------------------------------------        -----------------------------------
By: G. Paul Matthews, President              By: Kenneth J. Kempf, President







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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Draft Dated: November 26, 1996
                                                             Page 7 of 7 pages.

                                                                    Schedule "A"
                                                                    ============

                          Fund Administration Services
                                      for
                          Matthews International Funds

I.  Regulatory Compliance
    ---------------------

    A.  Compliance - Federal Investment Company Act of 1940

        1.   Review, report and renew
             a.    Investment advisory contracts
             b.    Fidelity bond
             c.    Underwriting contracts
             d.    Distribution (12b-1) plans
             e.    Administration contracts
             f.    Accounting contracts
             g.    Custody contracts
             h.    Transfer agent and shareholder services contracts

        2.   Filings
             a.    N-SAR (semi-annual report)
             b.    One Annual N-1A (prospectus), post-effective amendments and
                   ----------
                   supplements ("stickers")
             c.    24f-2 indefinite registration of shares
             d.    Filing fidelity bond under 17g-1
             e.    Filing shareholder reports under 30b2-1

        3. Annual up-dates of biographical information and questionnaires for Trustees and Officers.

    B.  Compliance - State "Blue Sky"
        1.   Blue Sky (state registration)
             a.    Registration shares
             b.    Registration issuer/dealer/agent (no loads)
             c.    Monitor sale shares over/under
             d.    Report shares sold
             e.    Filing of federal prospectus and contracts
             f.    Filing annual and semi-annual reports with states

    C.  Compliance - Prospectus
        1. Analyze and review portfolio reports from investment advisor regarding:
             a.    compliance with investment objectives
             b.    maximum investment by company/industry size

    D.  Compliance - Other
        1.   Applicable stock exchange rules
        2.   Applicable state tax laws



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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Dated: November 26, 1996
                                                            Schedule "A": Page 1

II. Corporate Business and Shareholder/Public Information
    -----------------------------------------------------

    A.  Trustees/Management
        1.  Preparation of Board meetings
            a.  agendas - all necessary items of compliance
            b.  arrange meetings
            c.  draft meeting minutes
            d.  keep attendance records
            e.  maintain corporate records/minute book

     B.  Coordinate Proposals
         1.     Printers
         2.     Auditors
         3.     Literature fulfillment
         4.     Insurance
         5.     Underwriters

     C.  Maintain Corporate Calendars and Files
         1.     General
         2.     Blue sky

     D.  Release Corporate Information
         1.     To shareholders
         2.     To financial and general press
         3.     To industry publications
                a.  distributions (dividends and capital gains)
                b.  tax information
                c.  changes to prospectus
                d.  letters from management
                e.  funds' performance

         4.     Respond to:
                a.  financial press, as authorized
                b.  miscellaneous shareholders inquiries
                c.  industry questionnaires

         5.     Prepare, maintain and update monthly information manual

     E.  Communications to Shareholders
         1. Coordinate printing and distribution of annual and semi-annual reports and prospectus

     F.  Shareholder Meetings (Additional Fee Applies)
         1.     Preparation of proxy
         2.     Conduct meeting
         3.     Preparation of minutes and record ballot results



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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Dated: November 26, 1996
                                                            Schedule "A": Page 2

III. Financial and Management Reporting
     ----------------------------------

     A.  Income and Expenses
         1.     Preparation of budgets
         2.     Expense figures calculated and accrual levels set
         3.     Monitoring of expenses
         4.     Approve and authorize payment of expenses
         5.     Projection of Income

     B.  Distributions to Shareholders
         1.     Projections of distribution amounts
                a.    compliance with income tax provisions
                b.    compliance with excise tax provisions
                c.    compliance with Investment Company Act of 1940

         2. Compilation and reclassification of distributions, where applicable, for year end tax reporting to shareholders

     C.  Financial Reporting
         1.     Liaison between fund management and auditors
         2.     Preparation of unaudited and audited reports to  shareholders
         3.     60-day delivery to SEC and shareholders

     D.  Subchapter M Compliance
         1.     Asset diversification test
         2.     Short/short test
         3.     Income qualification test

     E.  Other Financial Analyses
         1. Upon request from fund management, other budgeting and analyses can be constructed to meet a fund's specific needs, some may be at an additional fee.

     F.  Review and Monitoring Functions
         1.     Review NAV calculations
         2. Coordinate and review transfer agent, accounting and custody functions
         3. Review 12b-1 accruals, expenditures and payment trail commissions where applicable

     G.  1.     Preparation and distribution of periodic operational and
                statistical reports to management.




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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Dated: November 26, 1996
                                                            Schedule "A": Page 3

                                                                    Schedule "B"
                                                                    ============

                      Administration Services Fee Schedule
                                      for
                          Matthews International Funds

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.

I.  A)  Base Fee (calculated using average monthly total net assets and payable
        --------
    monthly) Subject to the minimum annual fee of $60,000 for the initial two
    (2) separate Series of Shares of the Trust (such minimum annual fee to increase by $10,000 for each additional Series issued by the Trust), the asset based administration fees shall be calculated at:

    .0015  On the First $75 Million of Total Average Net Assets
    .0010  On the Next $75 Million of Total Average Net Assets; and
    .0005 Of Total Average Net Assets in Excess of $150 Million of Average Net Assets

    Maximum annual fee for the Trust is $500,000.

II. Out of Pocket Expenses:
    ----------------------

    Matthews International Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, telecommunications (telephone and fax), special reports, Board Meeting Materials, record retention, transportation costs as incurred and copying and sending materials to auditors for off-site audits.

III. Other Services Not Covered By This Agreement
     --------------------------------------------

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies, are not included herein, and will be quoted separately. To the extent the Trust should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services or reports will be quoted upon request.


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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Dated: November 26, 1996
                                                                    Schedule "B"

                                                                    Schedule "C"
                                                                    ============

                            Identification of Series
                            ------------------------


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:


                         "Matthews International Funds"
                          ============================


                     1.  Matthews Pacific Tiger Fund
                     2.  Matthews Asian Convertible Securities Fund




This Schedule "C" may be amended from time to time by agreement of the Parties.











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 Administration Agreement between Matthews International Funds and Fund/Plan
                                Services, Inc.

Dated: November 26, 1996
                                                                    Schedule "C"